EXHIBIT 4.2

Certificate No. (Specimen) CONVERTIBLE DEBENTURE OF APOLLO GOLD CORPORATION Issue of Series 2007- A of a Maximum of US$8,580,000 of Convertible Debentures of Various Denominations

No. _____________	Principal Amount US$

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (1) (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS DEBENTURE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS DEBENTURE WERE NOT INITIALLY REGISTERED AND MAY OR MAY NOT HAVE BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT. THIS DEBENTURE MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JUNE 24, 2007.

CONVERTIBLE DEBENTURE

APOLLO GOLD CORPORATION

A corporation existing under the laws of the Yukon Territory

WHEREAS this Debenture is issued to the Holder as part of a private placement of up to US$8,580,000 of convertible debentures being offered by the Corporation as a series of like debentures except as to Principal Sum;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1
Definitions.  In this Debenture, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	"AMEX" means the American Stock Exchange;

(b)	"Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario and Denver Colorado;

(c)
"Change of Control of the Corporation" means where any person, including a group acting jointly or in concert, acquires or becomes the beneficial owner of, or a combination of persons acting jointly or in concert acquire or become the beneficial owner of, either directly or indirectly, more than fifty (50) percent of the voting securities of the Corporation, whether through the acquisition of previously issued and outstanding voting securities, or voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect;

(d)	"Common Shares" means the common shares of the Corporation as such shares were constituted on the date hereof;

(e)	"Corporation" means Apollo Gold Corporation, a corporation formed under the laws of the Yukon Territory and its successors and assigns;

(f)	"Conversion Date" means the date which is 10 Business Days following receipt by the Corporation of a Conversion Notice;

(g)	"Conversion Notice" has the meaning ascribed to that term in Section 5.1 hereto;

(h)
"Conversion Price" means the price per Common Share at which the portion of the Principal Sum outstanding under this Debenture shall from time to time be convertible into Common Shares, being US$0.50 per Common Share;

(i)
"this Debenture", the "Debenture", "herein", "hereby", "hereof", "hereto", "hereunder" and similar expressions mean or refer to this convertible, subordinated, secured debenture and any debenture, deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof;

(j)	"Event of Default" means any of the events specified in Article 6 hereof;

(k)	"Holder" or "Debentureholder" has the meaning ascribed hereto in Section 2.1 hereto;

(l)	"Maturity Date" means February 23, 2009;

(m)	"Offering" means the offering by the Corporation of a maximum of US$8,580,000 Principal Sum of Debentures, issuable in series;

(n)
"person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(o)	"Principal Sum" means the sum of US$___________; and

(p)	"TSX" means the Toronto Stock Exchange.

1.2	Gender. Whenever used in this Debenture, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

1.3
Numbering of Articles, etc. Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Debenture.

1.4
Day not a Business Day. In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

1.5
Computation of Time Period. Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

ARTICLE 2
PROMISE TO PAY

2.1
Indebtedness. The Corporation, for value received, and in consideration of the premises hereby acknowledges itself indebted and promises and covenants to pay to _____________________, the registered holder hereof for the time being (the "Holder"):

(a)
the principal sum of US$____________ (the "Principal Sum") on February 23, 2009 (the "Maturity Date") or sooner upon the occurrence of an Event of Default or upon such other date as specified herein at the principal office of the Corporation in the city of Greenwood Village, Colorado;

(b)	interest on any monies owing by the Corporation to the Holder hereunder, all as specifically calculated hereunder; and

(c)	all other monies which may be owing by the Corporation to the Holder pursuant to this Debenture.

ARTICLE 3
INTEREST

3.1
Calculation and Payment of Interest, etc. The Corporation shall pay interest on that portion of the Principal Sum outstanding from time to time from the date hereof up to and including the date of payment of the Principal Sum at the rate of:

(a)
1% per month for the first 12 months from the date of issuance of this Debenture (12% per annum simple interest not compounded), in like money at the said place, calculated and payable yearly in arrears (less any tax required by law to be deducted) with the payment due on February 23, 2008; and

(b)
1.5% per month for the final 12 months prior to the Maturity Date (18% per annum simple interest not compounded), in like money at the said place, calculated and payable yearly in arrears (less any tax required by law to be deducted) with the payment due on February 23, 2009.

3.2
Taxation. The Corporation shall make all payments of the Principal Sum and interest (including payments on account of a Conversion Notice, a Forced Conversion under Section 5.2, and interest on amounts in default) on the Debenture, free and clear of, and without withholding of or deduction for or on account of any present or future taxes, levies, imposts, deductions, charges, withholdings and all related liabilities ("Taxes") imposed or levied by any taxing authority with jurisdiction over the payment ("Taxing Authority") unless such Taxes are required to be withheld or deducted by the Corporation by law or by interpretation or administration thereof, or upon demand of any such Taxing Authority. The Corporation shall make any withholdings or deductions in respect of the Taxes required by law or by the interpretation or administration thereof, and shall remit the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law and shall provide the Holder with full particulars thereof in writing. In the event that such withholdings or deductions are so required, or if the Holder of the Debenture shall be obligated to pay any Taxes of or in respect of any payment under the Debenture, then the Corporation shall pay such additional amounts to the Holder of the Debenture as may be necessary to ensure that the Holder of the Debenture receives a net amount equal to the full amount that it would have been entitled to receive had the payments of Principal Sum and interest been made without such withholdings or deductions, and the Corporation shall indemnify the Holder to the extent that the Holder does not receive such additional amounts, except that no additional amounts shall be payable with respect to any payment on the Debenture in respect of any Taxes payable in respect of the net income or capital of the Holder of the Debenture.

3.3
Overdue Interest. All interest payable hereunder on becoming overdue shall be forthwith treated, as to the payment of interest thereon, as principal and thereafter shall bear interest calculated at the same rate and in the same manner as if it were principal. Overdue interest shall be payable forthwith without demand by the Holder.

3.4
No Merger In Judgement. The covenant of the Corporation to pay interest at the rate provided herein shall not merge in any judgement in respect of any obligation of the Corporation hereunder and such judgement shall bear interest in the manner set out in this Article 3 and be payable on the same days when interest (whether hereunder or otherwise) is payable hereunder.

ARTICLE 4
SERIES OF DEBENTURES

4.1
Series. This Debenture is one of a series of like debentures, except as to principal amount, of the Corporation issued and to be issued for evidencing a principal sum not exceeding in the aggregate of US$8,580,000 all bearing interest at the rate and in the manner provided in Articles 2 and 3 hereof. All Debentures of the said series are to rank pari passu without any preference or priority one over another.

ARTICLE 5
CONVERSION OF DEBENTURE

5.1
Conversion. The Holder may, at its election, upon surrender (either in person, by mail (postage prepaid) or other means of delivery) of this Debenture along with a completed a notice of conversion (the "Conversion Notice") in the form attached hereto as Schedule "A" at the principal office of the Corporation in the city of Greenwood Village, Colorado at any time prior to the close of business on February 13, 2009, convert the Principal Sum, in whole or in part, into fully paid and non-assessable Common Shares, as presently constituted (without adjustment for interest accrued hereon or for dividends on Common Shares issuable upon conversion). The Debenture may be converted on or prior to the Maturity Date at a conversion price of U.S.$0.50 per Common Share (as adjusted for share splits, share consolidations and other similar events) (the "Conversion Price"), being a rate of 2,000 Common Shares per US$1,000 principal amount of Debentures. The endorsement of the Conversion Notice by the Holder and the surrender of the Debenture shall be deemed to constitute a contract between the Holder and the Corporation whereby (i) the Holder subscribes for the number of Common Shares which he shall be entitled to receive upon such conversion, (ii) the Holder releases the Corporation from all liability thereon or from all liability with respect to the portion of the principal amount thereof to be converted, as the case may be, and (iii) the Corporation agrees that the surrender of the Debenture for conversion constitutes full payment of the subscription price for the Common Shares issuable on such conversion and to the extent thereof.

As promptly as possible after receipt of the Conversion Notice and the Debenture but subject to Section 5.3 hereto, the Corporation shall issue or cause to be issued and deliver or cause to be delivered to the Holder a certificate or certificates in the name or names of the person or persons specified in the Conversion Notice for the number of Common Shares deliverable upon the conversion of the Debenture. Upon completion of the conversion transaction, the rights of the Holder to receive, in respect of the amount hereof so converted, the Principal Sum and interest thereon, shall cease and the Holder or the other person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of such Common Shares represented thereby.

Any part, being $1,000 or an integral multiple thereof, of a Debenture of a denomination in excess of $1,000 may be converted as provided herein and all references herein to the conversion of the Debenture shall be deemed to include conversion of such parts. If the Holder converts only part of the Principal Sum, upon the exercise of his right of conversion, the Holder shall surrender such Debenture to the Corporation, and the Corporation shall cancel the same and shall, without charge, forthwith certify and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the Principal Sum of the Debenture so surrendered.

5.2
Forced Conversion. Subject to the restrictions set forth in Section 5.3 hereto, the Corporation shall have the right to force the Holder to convert the Principal Sum into Common Shares (a "Forced Conversion") under the terms described in Section 5.1 if:

(a)
at any time after September 24, 2007, but prior to the Maturity Date, in the event that the 20 day weighted average trading price of the Common Shares on the AMEX (or if the Common Shares are not listed on the AMEX, the TSX, or if the Common Shares are not listed on the TSX, any other exchange on which the Common Shares are then listed) equals or exceeds US$0.90 per share (as adjusted for share splits, share consolidations and other similar events); or

(b)	there is a Change of Control of the Corporation.

In order to initiate a Forced Conversion, the Corporation must provide the Holder with written notice (the "Forced Conversion Notice") 60 days prior to the effective date (the "Forced Conversion Date") of the Forced Conversion.

In the event that the Corporation forces conversion prior to February 23, 2008, the Corporation will be required to pay interest for the full first year. If the Corporation forces conversion after February 23, 2008, there will be no penalty beyond payment of accrued but unpaid interest to the Forced Conversion Date.

Notwithstanding the forgoing, the Corporation may not implement a Forced Conversion unless the Common Shares issuable upon conversion may be freely resold by the Holder, as a selling shareholder and not as an underwriter, under an effective registration statement filed with the Securities and Exchange Commission and legal counsel to the Corporation has delivered an opinion letter to the Holder and the Corporation's transfer agent that the Common Shares issuable upon conversion may be sold in the United States under the registration statement or pursuant to an exemption without volume limitations or restriction.

5.3	Restriction on Conversion.

(a)
Notwithstanding anything contained herein to the contrary, the rights represented by this Debenture shall not be convertible by the Holder, in whole or in part, into Common Shares, and the Corporation shall not give effect to any such conversion, if, after giving effect to such conversion, the Holder, together with any person or company acting jointly or in concert with the Holder (the "Joint Actors") would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Corporation which is 9.99% or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such conversion; provided, however, that upon a holder of this Debenture providing the Corporation with sixty-one (61) days notice (the "Waiver Notice") that such Holder would like to waive this paragraph with regard to any or all Common Shares issuable upon exercise of this Debenture , this paragraph will be of no force or effect with regard to all or a portion of the Debenture referenced in the Waiver Notice. For the purposes of this Section 5.3, beneficial ownership shall be calculated in accordance with Section 13(d), and the rules promulgated thereunder, of the Securities Exchange Act of 1934, as amended. For greater certainty, the rights represented by this Debenture shall not be convertible by the Holder, in whole or in part, into Common Shares, and the Corporation shall not give effect to any such conversion, if, after giving effect to such conversion, the Holder, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to materially affect the control of the Corporation.

(b)
Prior to exercising the rights represented by this Debenture, the Holder shall provide the Corporation with an officer's certificate or written statement (the "Officer's Certificate") stating the number of voting securities of the Corporation held by the Holder and its Joint Actors as of the date provided for in the Conversion Notice and the Corporation shall be entitled to rely on the Officer's Certificate in making any determinations regarding the total issued and outstanding voting securities of the Corporation to be held by the Holder and its Joint Actors after giving effect to the conversion.

(c)
If Section 5.3(a) hereto prohibits the Corporation from initiating a Forced Conversion that would otherwise be allowed pursuant to Section 5.2 hereto if not for the inclusion of Section 5.3(a) hereto, the Corporation shall be allowed to initiate on the Forced Conversion Date a Forced Conversion of an amount of the Principal Sum such that the Holder will not own more than 9.99% of the total issued and outstanding voting securities of the Corporation upon completion of the Forced Conversion.

(d)
If Section 5.3(a) hereto prohibits the Corporation from initiating a Forced Conversion that would otherwise be allowed pursuant to Section 5.2 hereto if not for the inclusion of Section 5.3(a) hereto, the interest on that portion of the Principal Sum outstanding shall be reduced to 0.5% per month (simple interest not compounded) commencing on the Forced Conversion Date, or on the date that would have been the Forced Conversion Date based on the date of the Forced Conversion Notice if a Forced Conversion of any portion of the Principal Sum is prohibited by Section 5.3(a), as applicable.

5.4
No Fractional Common Shares. Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Common Shares or to pay any cash adjustment in lieu of any fractional Common Share upon the conversion of the Debenture, provided that any fractional Common Shares of 0.5 or greater shall be rounded up to the next whole number, and any fraction less than 0.5 shall be cancelled.

5.5
Reservation of Common Shares. The Corporation shall at all times while the Debenture remains convertible into Common Shares as herein provided, reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of the Debenture, such number of Common Shares as shall from time to time be sufficient to effect the conversion of the Debenture.

ARTICLE 6
DEFAULT

6.1	Acceleration of Maturity on Default. Upon the happening of any one or more of the following events (herein sometimes called "Events of Default") namely:

(a)	if the Corporation does not pay when due any principal, interest or other amount payable by it under the Debenture at the place and in the currency in which such amount is expressed to be payable;

(b)
if the Corporation or any subsidiary makes a general assignment for the benefit of creditors; or any proceeding is instituted by it seeking relief as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or for an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver or trustee, or other similar official for it or for any substantial part of its properties or assets; or any corporate or partnership action is taken to authorize any of the actions referred to in this Section 6.1(b);

(c)
if any proceedings are instituted against the Corporation or any subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties or assets;

(d)	if any proceedings with respect to the Corporation or any subsidiary are commenced under the Companies’ Creditors Arrangement Act (Canada);

(e)
if the Corporation or any subsidiary takes any corporate proceedings for its dissolution, liquidation or amalgamation with any other company or if the corporate existence of the Corporation shall be terminated by expiration, forfeiture or otherwise, or if the Corporation ceases or threatens to cease, to carry on all or a substantial part of its business; and

(f)
other than any transaction or series of transactions in connection with a sale of the Montana Tunnels project which does not include a sale of all or substantially all of the other assets of the Corporation, if the Corporation sells or otherwise disposes of all or a substantial part of its undertaking and property and assets including the shares of its subsidiaries, whether in one transaction or a series of related transactions. This does not include the assignment, transfer or sale of any participating interest in any of the Corporation’s permits, licences or joint venture interests approved by the board of directors of the Corporation in the ordinary course of business, if reasonable notice has been given to the Holder;

then in each and every such event, the Principal Sum and accrued but unpaid interest on the Debenture shall forthwith become immediately due and payable to the Holder, anything herein contained to the contrary notwithstanding, and the Corporation shall forthwith pay to the Holder of the Debenture the amount of the Principal Sum and interest then accrued but unpaid on the Debenture and all other moneys payable under the provisions hereof together with interest at the rate of interest borne by the Debenture on such Principal Sum and interest from the date of the said Event of Default until payment is received by the Holder, and any moneys so received by the Holder shall be applied in the manner provided in Section 8.1.

6.2
Waiver of Company's Rights. To the full extent that it may lawfully do so, the Corporation for itself and its successors and assigns hereby waives and disclaims any benefit of, and shall not have or assert any right under, any statute or rule of law pertaining to the marshaling of assets, discussion, division or other matter whatever, to defeat, reduce or affect the rights of the Holder under the terms of this Debenture.

ARTICLE 7
WAIVER

7.1
Waiver. The Holder may waive any breach of any of the provisions contained in this Debenture or any default by the Corporation in the observance or performance of any covenant, condition or obligation required to be observed or performed by it under the terms of this Debenture. No waiver, consent, act or omission by the Holder shall extend to or be taken in any manner whatsoever to affect any other or subsequent breach or default or the rights resulting therefrom and no waiver or consent by the Holder shall bind the Holder unless it is in writing. The inspection or approval by the Holder of any document or matter or thing done by the Corporation shall not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity or binding effect of such document, matter or thing or a waiver of the Corporation's obligations.

ARTICLE 8
OTHER RIGHTS OF THE HOLDER

8.1
No Rights of Set-Off. The Corporation acknowledges and agrees that the Principal Sum and the other obligations hereunder shall be paid, satisfied and discharged to the Holder without regard to such dealings as may from time to time occur as between any one or more of the Holder, the Corporation and any other person and without regard to such equities or rights of set-off or counterclaim which may from time to time exist between any one or more of the Holder, the Corporation or any other person, and that the Principal Sum and other obligations hereof shall be paid without regard to any equities between the Corporation and the Holder hereof or any set-off or cross-claims and the receipt of the Holder for the payment of the Principal Sum will be a good discharge to the Corporation in respect thereof.

8.2
No Merger. Neither the taking of any judgement nor the exercise of any rights hereunder shall operate to extinguish the obligation of the Corporation to pay the monies under this Debenture and shall not operate as a merger of any covenant in this Debenture, and the acceptance of any payment shall not constitute or create a novation, and the taking of a judgement or judgements under a covenant herein contained shall not operate as a merger of those covenants and affect the Holder's right to interest under this Debenture.

ARTICLE 9
ADMINISTRATIVE PROVISIONS

9.1
Transfer of Debentures. The Corporation will keep a register of Debentures at its office in the city of Greenwood Village, Colorado with addresses and descriptions of the Holder and the registered holders of all other Debentures of this issue and particulars of the Debentures held by them respectively. This Debenture may be transferred only (1) (a) to the Corporation or a subsidiary thereof; (b) to persons other than U.S. Persons outside the United States in compliance with Regulation S under the Securities Act; (c) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act or another available exemption under the Securities Act (if available); or (d) pursuant to an effective registration statement under the Securities Act, and (2) agrees that it will, prior to any transfer of this Debenture, furnish to the Corporation such certifications, legal opinions or other information as may be required to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In addition, this Debenture may be transferred only by transfer in writing in the form attached hereto as Schedule "B", and will only be effective as regards the Corporation when delivered at the registered office of the Corporation in the city of Greenwood Village, Colorado accompanied by this Debenture together with such evidence of identity or title as the Corporation may reasonably require and upon payment of all applicable transfer taxes. Thereupon the Corporation will record such transfer on its books and issue a new debenture to the transferee in exchange for this Debenture.

9.2
Registered Holders. The person in whose name this Debenture shall be registered shall be deemed and regarded as the owner and holder hereof for all purposes, and the payment to and/or receipt of any Holder for any Principal Sum or interest hereby evidenced shall be a good discharge of the Corporation for the same, and the Corporation shall not be bound to enter in the register notice of any trust or to enquire into the title of any Holder or to recognize any trust or equity affecting the title hereof save as ordered by some court of competent jurisdiction or as required by statute.

ARTICLE 10
MISCELLANEOUS

10.1	Time. Time shall be of the essence of this Debenture.

10.2
Governing Law. This Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. The Corporation hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario.

10.3
Severability. If any one or more of the provisions or parts thereof contained in this Debenture should be or become invalid, illegal or unenforceable, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, severable therefrom and the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed.

10.4
Headings. The headings of the articles, sections, subsections and clauses of this Debenture have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Debenture.

10.5
Binding Effect. This Debenture and all of its provisions shall enure to the benefit of the Holder, its successors and assigns, and shall be binding upon the Corporation and its successors and permitted assigns. The expression the "Holder" as used herein shall include the Holder's assigns whether immediate or derivative.

10.6
Costs. The Corporation shall pay to the Holder on demand all of the Holder's reasonable costs, charges and expenses including, without limitation, legal fees on a solicitor and his own client basis in connection with the enforcement by any means of any provisions hereof or the exercise of any rights, powers or remedies hereunder.

ARTICLE 11
NOTICE

11.1
Notices. Any notice required or permitted to be given under any of this Debenture or any tender or delivery of documents may be given by personal delivery or by facsimile transmission to the parties at the following addresses:

(a)	to the Holder at:

(b)	to the Corporation at:

Apollo Gold Corporation
5655 South Yosemite Street, Suite 200
Greenwood Village, Colorado 80111-3220

Attention: President

Any notice or delivery shall be given as herein provided or to such other addresses or telecopier number or in care of such other person as a party may from time to time advise by notice in writing as aforesaid. The date of receipt of such notice or delivery shall be the date of actual delivery to the address specified if delivered or the date of actual transmission to the telecopier number if telecopied, unless such date is not a Business Day, in which event the date of receipt shall be the next Business Day immediately following the date of such delivery or transmission.

IN WITNESS WHEREOF the Corporation has duly executed these presents as of the date first above by its duly authorized officer.

APOLLO GOLD CORPORATION Per: Authorized Signatory

SCHEDULE "A"

CONVERSION FORM

TO:Apollo Gold Corporation

The undersigned registered holder (the "Holder") of the Series 2007-A convertible debenture (the "Debenture") represented by the within certificate hereby subscribes for Common Shares of Apollo Gold Corporation pursuant to the within Debenture certificate on the terms specified in the within Debenture certificate, which certificate is hereby surrendered to the Corporation and which will, upon due issuance of the Common Shares aforesaid, be null and void.

On the date hereof, the Holder, together with any person(s) considered to be a Joint Actor pursuant to Section 5.3(a) of the Debenture, own collectively ____________________ Common Shares of Apollo Gold Corporation.

The Common Shares subscribed for will be issued as set forth below and will be mailed to the address set forth below.

Amount of Principal Sum to be Converted:   _________________________

DATED this __________ day of __________, 200__.

If subscriber is a corporation:

By:

Name:
Title:

If subscriber is an individual:

Witness	Signature of Subscriber

Signature guaranteed:

The signature must be guaranteed by a Canadian chartered bank or a member of a recognized stock exchange or other entity acceptable to Apollo Gold Corporation.

Print below the name and address in full of the Person in whose name the Common Shares subscribed for are to be issued. If the Common Shares subscribed for are to be issued to more than one person, similar information must be provided for each person, as well as the number of Common Shares to be issued to each. (If any of the Common Shares are to be issued to a person or persons other than the holder of the within Debenture certificate, the holder must pay to the Corporation all requisite taxes.)

Name:

Address:

Social Insurance Number	Postal Code

SCHEDULE "B"
TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to (name of transferee) U.S.$ (indicate principal amount of debentures being transferred) principal amount Series 2007 - A convertible debentures of Apollo Gold Corporation represented by certificate(s) no.   (indicate number(s) of certificate(s) being transferred) and irrevocably constitutes and appoints  (indicate name of transferee) attorney to transfer such debenture(s) on the securities register of Apollo Gold Corporation, with full power of substitution.

DATED: __________

IF TRANSFEROR IS A CORPORATION:

By:

Name:
Title:

If transferor is an individual:

Witness	Signature of Transferor

Signature guaranteed:

The signature must be guaranteed by a Canadian chartered bank or a member of a recognized stock exchange or other entity acceptable to Apollo Gold Corporation.